EXHIBIT 23

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement (File No. 333-219911) of Computer Task Group, Incorporated on Form S-8 of our report dated June 27, 2019 appearing in this Annual Report on Form 11-K of Computer Task Group, Inc. 401(k) Retirement Plan for the years ended December 31, 2018 and 2017.

/s/ Bonadio & Co., LLP

Amherst, New York

June 27, 2019